As filed with the Securities and Exchange Commission on May 19, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IDAHO STRATEGIC RESOURCES, INC.
(Exact name of registrant as specified in its charter)

IDAHO	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3RD Street, Coeur d’Alene, Idaho 83814

(208) 625-9001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Swallow

President & Chief Executive Officer

201 N. 3RD Street

Coeur d’Alene, ID 83814

(208) 625-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lukas O’Dowd

Lyons O’Dowd, PLLC

703 E. Lakeside Avenue

Coeur d’Alene, ID 83814

(208) 714-0487

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $17,280,765 of unsold securities previously registered under Registration Statement No. 333-264647, filed on May 4, 2022, for which the filing fee in the amount of was previously paid.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-264647), originally filed on May 4, 2022, and declared effective on May 17, 2022, which is due to expire on May 17, 2025 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3 (the “Registration Statement”), the Registrant may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) November 30, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, the Registrant may continue to offer and sell under the Prior Registration Statement shares of common stock in its at-the-market offering through Roth Capital Partners, as sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on October 11, 2024, until the Expiration Date. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $35,000,000.

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $35,000,000 of our common stock, debt securities, rights, warrants to purchase our common stock, and/or units from time to time in one or more offerings; and

•

a sale agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $15,000,000 of our common stock that may be issued and sold from time to time under a sales agreement, which we entered into with Roth Capital Partners, as Sales Agent in October 2024.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sale agreement prospectus supplement immediately follows the base prospectus. The $15,000,000 of common stock that may be offered, issued and sold under the sale agreement prospectus supplement is included in the $35,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sale agreement, any portion of the $15,000,000 included in the sale agreement prospectus supplement that is not sold pursuant to the sale agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the sale agreement, the full $35,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2025

PROSPECTUS

$35,000,000

COMMON STOCK

WARRANTS

RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time up to $35,000,000 in the aggregate of common stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinate debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is quoted on the NYSE American under the symbol “IDR.” The closing sales price of our common stock on the NYSE American on May 13, 2025 was $12.62 per share.

As of May 13, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $162,280,201, which was calculated based on 12,858,970 shares outstanding held by non-affiliates and a per share closing price of $12.62 reported on the NYSE on that date.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, as well as in supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

ABOUT THIS PROSPECTUS

References in this prospectus to IDR, we, us, our, and the “Company” are to Idaho Strategic Resources, Inc., an Idaho corporation.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process pursuant to Rule 415 under the Securities Act of 1933. Under Rule 415(a)(5), any registration statement filed for the offering of securities on a continuous or delayed basis may only be used for offers and sales until the third anniversary of its initial effective date. Therefore, unless otherwise replaced or updated, this registration statement will remain effective until three years from the date it is declared effective by the SEC. This registration statement also relates to the registration of unsold securities previously registered under our Registration Statement on Form S-3 (File No. 333-264647), which was originally declared effective on May 17, 2022. Pursuant to Rule 415(a)(6) under the Securities Act, the securities covered and described by the earlier registration statement that remain unsold as of the effectiveness of this registration statement are being carried forward and included in this registration statement.

Under this shelf registration process, we may, from time to time, offer and sell shares of our common stock; and we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;
●	the public offering price;
●	the names of any underwriters, agents or dealers through or to which the securities will be sold;
●	any compensation of those underwriters, agents or dealers;
●	any additional risk factors applicable to the securities or our business and operations; and
●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.  We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities.  See “Plan of Distribution” below.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  The words “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are generally intended to identify these forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond IDR’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Some of other risk factors include, but are not limited to, the following:

•	adverse effects of climate changes or natural disasters;
•	adverse effects of global or regional pandemic disease spread or other crises;
•	global economic and capital market uncertainties;
•	the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources;
•	operational or technical difficulties in connection with exploration, processing or mining activities;
•

costs, hazards and uncertainties associated with precious metal based activities, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production;

•	contests over our title to properties;
•	potential dilution to our shareholders from our stock issuances, recapitalization and balance sheet restructuring activities;
•	potential inability to comply with applicable government regulations or law;
•	adoption of or changes in legislation or regulations adversely affecting our businesses;
•	permitting constraints or delays;
•

ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving the ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future;

•	changes in the United States or other monetary or fiscal policies or regulations;
•	interruptions in our production capabilities due to capital constraints;
•	equipment failures;
•	fluctuation of prices for gold or certain other commodities (such as rare earth elements, water, diesel, gasoline and alternative fuels and electricity);
•	changes in generally accepted accounting principles;
•	adverse effects of war, mass shooting, terrorism and geopolitical events;
•	potential inability to implement our business strategies;
•	potential inability to grow revenues;
•	potential inability to attract and retain key personnel;
•	interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors;
•	assertion of claims, lawsuits and proceedings against us;
•	potential inability to satisfy debt and lease obligations;
•	potential inability to maintain an effective system of internal controls over financial reporting; and
•	work stoppages or other labor difficulties.

Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ii

THE COMPANY

Idaho Strategic Resources, Inc., or “IDR,” headquartered in North Idaho, Idaho Strategic Resources produces gold at the Golden Chest Mine and holds a significant land package in the Murray Gold Belt (“MGB”). The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold and gold production, the Company maintains a strategic and domestic presence in the Critical Minerals sector and is focused on advancing its officially recognized Diamond Creek and Roberts Rare Earth Element projects in central Idaho. IDR is one of the few companies possessing the combination of officially recognized U.S. based domestic rare earth element properties (in Idaho) and Idaho-based gold production in an established mining community.

Idaho Strategic Resources possesses the in-house expertise ranging, from early-stage exploration and core drilling to mine development and production, including the design and operation of the New Jersey Mill – all while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings.

IDR has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine.

OUR BUSINESS

Idaho Strategic Resources, Inc. (formerly New Jersey Mining Company), was incorporated in the State of Idaho on July 18, 1996.

Idaho Strategic produces gold at the Golden Chest Mine located in the Murray Gold Belt (“MGB”) area of the world-class Coeur d’Alene Mining District, north of the prolific Silver Valley. With over 7,000 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100-years.

The Company is an established gold producer, with prior surface and current underground mining operations at its 100-percent owned Golden Chest Mine and conducts milling operations at its majority-owned New Jersey Mill. In addition to gold and gold production, the Company maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” rare earth elements (“REE”). The Company’s Lemhi Pass, Diamond Creek and Mineral Hill REE properties are included the U.S. national REE inventory as listed in United States Geologic Survey (“USGS”), Idaho Geologic Survey (“IGS”) and Department of Energy (“DOE”) publications.

The Company focuses its exploration and production efforts in historical mining districts mostly located within the state of Idaho. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt of North Idaho;
•

Approximately 1,500 acres of patented mineral property and over 5,000 acres of nearby and adjacent un-patented mineral property. These holdings are considered early-stage exploration properties and located within the MGB, many of which include historic gold mines and known gold mineralization;

•	REE Projects–located in the Idaho Rare Earth Element-Thorium (“REE-Th”) Belt near Salmon, Idaho. Projects include;

o	Lemhi Pass – Significant land package with high value REE potential–USGS also recognized as the #1 thorium prospect in the U.S.
o	Diamond Creek – Nationally recognized rare earth prospects in the US
o	Mineral Hill – Nationally recognized and high grade REE property in the northern portion of the Idaho REE-Th Belt

•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area.

In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority-owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per day flotation plant.

The Company has focused its efforts on underground development and growing production at the Golden Chest Mine and exploration at its extensive land holdings within the MGB area. With all debt associated with land acquisition and the start-up of operations behind it, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress, combined with the existing infrastructure and development, has created a solid foundation of real estate holdings, and a tangible base of value regardless of market cycles.

Our shares of common stock are quoted on the NYSE American LLC exchange (“NYSE American Exchange”) under the symbol IDR. The last reported sales price of our common stock on May 13, 2025 was $12.62.  Our executive offices are located at 201 N. 3rd Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001.  The information on IDR’s website https://idahostrategic.com is not part of this prospectus.For additional information about IDR’s business, see IDR’s annual and quarterly reports, and the other documents IDR files with the SEC, which are incorporated into this registration statement by reference.  See “Where You Can Find More Information” below.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings under the Securities Exchange Act of 1934, as amended, or Exchange Act, and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly harm our business operations.

2

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

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DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be a complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the Idaho Business Corporation Act.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 200,000,000 shares of common stock having no par value, and 1,000,000 shares of Preferred Stock having no par value.

We may offer shares of common stock under this prospectus. A description of the securities, the terms of the offering of securities, the offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

4

DESCRIPTION OF COMMON STOCK

As of May 13, 2025, there were 14,056,438 shares of our common stock issued and outstanding, held by approximately 360 Shareholders of record (and approximately 2,200 beneficial holders). Our common stock is currently traded on the NYSE American Market under the symbol “IDR.”

Voting Rights. Each stockholder, on each matter submitted to a vote at a meeting of shareholders, has one vote for each share registered in the stockholder’s name on the books of the Company. Holders of shares of common stock have no cumulative voting or preemptive rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable.

Quorum.   At any meeting of the Shareholders, a majority of all the Shares entitled to vote, represented by Shareholders of record in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the Shares entitled to vote at the meeting. When a quorum is present at any meeting, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of the Bylaws, a different vote is required. Once a quorum is present, Shareholders may continue to transact business at the meeting notwithstanding the withdrawal of enough Shareholders to otherwise leave less than a quorum.

Dividend rights. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

No Cumulative Voting Rights.  Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Preemptive Rights. The shareholders of the Company do not have a preemptive right to acquire the Company’s unissued shares.

Right to Amend Bylaws. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders’ meeting.

Preferred Stock. Our Board of Directors is authorized to issue 1,000,000 shares of Preferred Stock and to provide for the issuance preferred shares in series, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period. As of May 19, 2025, there were no shares of Preferred Stock issued and outstanding, and the Company has no plans to issue any amount of Preferred Stock.

Idaho Control Share Acquisition Act

We are subject to the Idaho Control Share Acquisition Act (the “Act”), which limits an “Issuing public corporation” from engaging in a “business combination,” except under certain circumstances, after a “control share acquisition,” unless there is a resolution of shareholders approved by the affirmative of 66 2/3% of the voting power of all shared entitled to vote, excluding:

•	The acquiring person;
•	Any officer of the issuing public corporation; or
•	Any director of the issuing public corporation.

An “acquiring person” means a person that makes or proposes to make a control share acquisition. If two (2) or more persons act as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding or otherwise, whether or not in writing, for the purposes of acquiring, owning or voting shares of an issuing public corporation, all members of the partnership, syndicate or other group constitute a “person.”

“Control share acquisition” means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of an issuing public corporation that would, when added to all other shares of the issuing public corporation, beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power above 20% of the issuing public corporation’s total shares.

The Act makes it more difficult for an “acquiring person” to effect various business combinations with a corporation. The existence of this provision would be expected to have an anti-takeover affect with respect to transactions not approved in advance by shareholders, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

5

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	whether or not such debt securities are guaranteed;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions on our ability to:

•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock;
•	redeem capital stock;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates; or
•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the denominations in which we will issue the series of debt securities;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

6

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

7

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	The title of such rights;
•	The securities for which such rights are exercisable;
•	The exercise price for such rights;
•	The date of determining the security holders entitled to the rights distribution;
•	The number of such rights issued to each security holder;
•	The extent to which such rights are transferable;
•	If applicable, a discussion of the material United States federal income tax considerations applicable to the insurance or exercise of such rights;
•	The date on which the right to exercise such rights shall commence, in the date on which such rights shall expire (subject to any extension);
•	The conditions to completion of the rights offering;
•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	The extent to which such rights include an over-subscription privilege with respect to unsubscribe securities;
•	If applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	Any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

8

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, debt securities and/or warrants or rights for the purchase of common stock, and/or debt securities in any combination. The applicable prospectus supplement will describe:

•	The securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	The terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•	through agents;
•	to or through underwriters;
•	to or through or broker-dealers (acting as agent or principal);
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•	directly to one or more purchasers, through a specific bidding or auction process or otherwise; or
•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;
•	the terms of the offering;
•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;
•	any over-allotment option under which any underwriters may purchase additional securities from us; and
•	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NYSE American Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	under delayed delivery contracts or other contractual commitments; or
•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed broker or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transaction may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

10

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Lyons O’Dowd, PLLC (“Lyons O’Dowd”). Lyons O’Dowd has represented the Company since 2015, and, in connection with such representation, the Company issued Lyons O’Dowd 45,055 restricted shares of common stock on June 27th, 2017, as consideration for legal services provided. Additionally, Lukas D. O’Dowd, Esq. of Lyons O’Dowd, personally holds 14,321 shares of common stock and has indirect ownership of the shares held by Lyons O’Dowd, as described above. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine on certain legal matters.

EXPERTS

Our balance sheets as of December 31, 2024 and 2023, and the related statements of operations, the statement of changes in stockholders’ equity, and cash flows for each of those two years have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. Because our common stock is listed on the NYSE American Market, you may also inspect reports, proxy statements and other information at the offices of the NYSE American Market.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus by not delivered with the prospectus upon written or oral request. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Idaho Strategic Resources, Inc.

201 N. 3rd Street

Coeur d’Alene, ID 83814

https://idahostrategic.com

(208) 625-9001

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 8, 2025.

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 17, 2025, March 11, 2025, March 31, 2025, and May 8, 2025.

•

The description of our common stock contained in the registration statement on Form 8-A, dated March 9, 2022, File No. 001-41320, and any other amendment or report filed for the purpose of updating such description; and

•

The description of our common stock contained in the registration statement on Form 10-12G filed with the SEC on February 25, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Idaho Strategic Resources, Inc., Attn: Corporate Secretary, 201 N. 3rd Street, Coeur d’Alene, Idaho 83814; telephone: (208) 625-9001.

Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contains herein or in the applicable prospectus supplement or an any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

13

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus supplement is a part, is effective.  This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated           , 2025)

IDAHO STRATEGIC RESOURCES, INC.

Up to $15,000,000

COMMON STOCK

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $15,000,000 of shares of common stock, no par value, of Idaho Strategic Resources, Inc. (the “Company”, “we”, or “us”), from time to time through our sales agent, Roth Capital Partners (or the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the Sales Agreement (the “Sales Agreement”), by and between the Company and the Sales Agent.

Our common stock is traded on the NYSE American, LLC (“NYSE American”), under the symbol “IDR.” On May 13, 2025, the closing sale price of our common stock on the NYSE American was $12.62 per share.

 Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

 The Sales Agent is not required to sell any specific number of shares of our common stock. The Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement. The Sales Agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners with respect to certain liabilities, including liabilities under the Securities Act.

As of May 13, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $162,280,201 based on 14,056,438 shares of outstanding common stock, of which 12,858,970 shares are held by non-affiliates, and a per share price of $12.62, which was the closing sale price of our common stock as quoted on the NYSE American on May 13, 2025.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is            , 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Under this registration statement, we may offer shares of our common stock having an aggregate offering price of up to $35,000,000. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $15,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $35,000,000 of shares of common stock that may be sold under the registration statement.

In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock. Neither we nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance of any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement and the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless otherwise stated, all references to “us,” “our,” “IDR,” “we,” the “Company” and similar designations refer to Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference, with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before buying our securities. You should carefully read this prospectus supplement and accompanying prospectus in their entirety, including all documents incorporated by reference herein before making an investment decision. In particular, attention should be directed to our “Risk Factors,” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, including in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Business Overview

Headquartered in North Idaho, Idaho Strategic Resources produces gold at the Golden Chest Mine and holds a significant land package in the Murray Gold Belt (“MGB”). The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold and gold production, the Company maintains a strategic and domestic presence in the Critical Minerals and Energy Minerals sectors and is focused on advancing its officially recognized Diamond Creek and Roberts Rare Earth Element projects in central Idaho as well as its Thorium project in Lemhi Pass, ID. IDR is one of the few companies possessing the combination of officially recognized U.S. based domestic Rare Earth Element and Thorium properties (in Idaho) and Idaho-based gold production in an established mining community.

Idaho Strategic Resources possesses the in-house expertise ranging, from early-stage exploration and core drilling to mine development and production, including the design and operation of the New Jersey Mill – all while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings.

IDR has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine.

Our executive offices are located at 201 N. 3rd Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001.

Our Market Opportunity

The Company is an established gold producer, with surface and underground mining operations at its 100-percent owned Golden Chest Mine and conducts milling operations at its majority-owned New Jersey Mill. The Company also has an expanded focus on identifying and exploring Critical Minerals (Rare Earth Elements and Thorium). In addition to gold and gold production, the Company also maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s). The Company’s Diamond Creek and Roberts REE properties are included the U.S. National REE inventory as listed in USGS, IGS and DOE publications. Both projects are in central Idaho and participating in the USGS Earth MRI program, with the Diamond Creek Project also participating in the Idaho Department of Commerce’s IGEM program.

The Company holds mineral properties in four historic mining districts of Idaho and Montana. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt (“MGB”) of North Idaho
•	A significant portfolio of early-stage exploration properties within the MGB, many of which include historic gold mines and known gold mineralization
•	United States Geologic Survey (“USGS”) recognized Rare Earth Element potential

o	Diamond Creek-one of Idaho’s most prospective REE properties
o	Roberts Rare Earth-one of the highest grade known REE properties in the US

•	Lemhi Pass District in central Idaho “thought to be the largest concentration of Thorium resources in the United States” according to the USGS
•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area
•

The Butte Highlands Mine (50-percent interest), an advanced-stage project which has seen considerable development work, located south of the city of Butte, in Western Montana; however, management does not expect this project to be advanced in the near future.

S-2

In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per day flotation plant.

During the last few years, the Company has focused its efforts on expanding underground development and production at the Golden Chest Mine with an aggressive focus on consolidating and increasing its land holding within the Murray Gold Belt. With all debt associated with the start-up of operations behind it, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress combined with the existing infrastructure and development over the last two years has created a solid foundation for continued growth and, we feel, a base of value regardless of market cycles.

Our Growth Strategy

The Company’s plan of operation is to generate positive cash flow and increase its gold production and asset base over time while being mindful of corporate overhead. The Company’s management is focused on utilizing its in-house technical and operating skills to build a portfolio of producing mines and milling operations with a focus on gold and exploration for minerals critical to the United States’ low carbon future and national defense, including REEs and Thorium.

The Company’s properties include: the Golden Chest Mine (currently in production), the New Jersey Mill (majority ownership interest), and a 50% carried to production interest in the past-producing Butte Highlands Mine located in Montana. In addition to its producing and near-term production projects, the Company has additional gold exploration prospects, such as the Eastern Star project located in Central Idaho, and additional holdings near the Golden Chest in the Murray Gold Belt. In 2020, the Company added Rare Earth Elements and Thorium properties in Idaho to its portfolio of exploration properties in an effort to diversify its holdings towards the anticipated demand for these elements in the electrification of motorized vehicles, energy independence, and re-shoring critical mineral supply chains in the United States.

Our Revenue Model

The Company’s primary source of revenue comes from its operating gold mine, the Golden Chest Mine located in the Murray Gold Belt of northern Idaho. The Company is also pursuing a Rare Earth Element (REE) and Thorium exploration strategy and has acquired properties in Idaho containing these minerals.

The Company sold all its flotation gold concentrate to H&H Metals Corporation of New York, NY, which accounted for 99% of gold sales in 2024. The remaining gold sales were gold doré, which was sold to a western U.S. refinery. H&H Metals is also an IDR shareholder. Although not expected, if H&H Metals could not purchase the gold concentrate, it is anticipated another customer could be found readily as the flotation gold concentrate is a high value concentrate with minor deleterious element content. The Company ships its gold concentrate overseas to a smelter in South Korea.

S-3

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.

Issuer	Idaho Strategic Resources, Inc., an Idaho corporation.
Common stock offered by this Prospectus Supplement:	Shares of our common stock having an aggregate offering price of up to $15,000,000.
Common stock to be outstanding after the offering:

15,245,027 assuming the sale of the full $15,000,000 worth of our common stock in this offering (which is 1,188,589 at an assumed sales price of $12.62 per share, which was the closing price of our common stock on the NYSE American on May 13, 2025). The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering and the sales price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time through our Sales Agent, Roth Capital Partners, LLC. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of Proceeds:

We intend to use the net proceeds from these sales for acquiring equipment, construction costs, and labor associated with the construction of a new mill and related facilities, property acquisitions, corporate combinations, joint ventures, and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors:

An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NYSE American symbol:	“IDR”

Transfer agent and Registrar	Equiniti Trust Company, LLC

S-4

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial may also impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to this Offering

You may experience immediate and substantial dilution as a result of this offering and additional dilution in the future. Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of warrants and options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively. Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock. We may issue up to $15,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” in this prospectus supplement and the prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales. Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at-the-market sales program covered by this prospectus supplement.

The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices. Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-5

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $15,000,000 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Roth Capital Partners. We intend to use the net proceeds of this offering for acquiring equipment, construction costs, and labor related to the construction of a mill and mill facilities at or near the Golden Chest Mine, property acquisitions, corporate combinations, joint ventures, increased mineral exploration, and general corporate purposes as management deems necessary.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

S-6

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.  Our net tangible book value as of March 31, 2025, was approximately $42.5 million, or $3.11 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $15,000,000 in this offering at an assumed offering price of $12.62 per share, which was the last reported sale price of our common stock on the NYSE American on May 13, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2025 would have been approximately $57,050,000, or $3.84 per share of common stock. This represents an immediate increase in net tangible book value of $0.73 per share to our existing stockholders and an immediate dilution in net tangible book value of $8.78 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$12.62
Net tangible book value per share as of March 31, 2025	$3.11
Increase per share attributable to this offering	$0.73
As-Adjusted Net tangible book value per share after giving effect to this offering	$57,050,000
Dilution per share to new investors	$8.78

The table above assumes, for illustrative purposes, that an aggregate of 1,188,589 shares of our common stock are sold at a price of $12.62 per share, the last reported sale price of our common stock on the NYSE American on May 13, 2025, for aggregate gross proceeds of $14,999,983. The shares sold in this offering, if any, will be sold from time to time at various prices.

Each $1.00 increase (decrease) in the assumed public offering price of $12.62 per share (the last reported sale price of our common stock on the NYSE American on May 13, 2025) would increase (decrease) our as adjusted total shareholders’ equity and total capitalization by approximately $1.19 million, assuming no change to the dollar value of shares of common stock being offered hereby set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and estimated offering expenses payable by us.

The above discussion and table are based on 13,668,780 shares of our common stock outstanding as of March 31, 2025, and excludes, as of that date:

•	400,000 shares of our common stock reserved for issuance under our 2023 Stock Option and Stock Issuance Plan with a weighted average exercise price of $11.50;

•	71,000 shares of our common stock reserved for issuance under our 2014 Stock Option and Stock Issuance Plan with a weighted average exercise prices of $5.17.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our equity incentive compensation plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

S-7

PLAN OF DISTRIBUTION

We entered into a sales agreement with Roth Capital Partners, or the Sales Agent, on October 10, 2024 that includes subsequent registration statements on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company. Under the terms of the sales agreement, we may offer and sell up to $15,000,000 of shares of our common stock from time to time through the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Sales Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Sales Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3% of the gross sale price from sales of shares under this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Sales Agent under the sales agreement, will be approximately $50,000.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it has received and may in the future receive customary fees. Affiliates of the Sales Agent may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agent may hold our securities. The Sales Agent and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The prospectus supplement and the prospectus for the offering in electronic format may be made available on websites maintained by the Sales Agent. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

S-8

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Lyons O’Dowd, PLLC, Coeur d’Alene, Idaho. Roth Capital Partners, LLC is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2024, and 2023, and the related statement of operations, the statement of changes in stockholders’ equity, and statement of cash flows for the years ended December 31, 2024, and 2023, incorporated in this prospectus supplement by reference have been audited by Assure CPA, LLC, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, which as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement and accompanying base prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below.  Whenever a reference is made in this prospectus supplement, or the prospectus, to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement, the prospectus, or incorporated filings, for a copy of such contract, agreement, or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NYSE American, you may also inspect reports, proxy statements and other information at the offices of the NYSE American.

S-9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information in the documents incorporated by reference is part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the Prospectus, to the extent the new information differs from or is inconsistent with the old information. This prospectus supplement incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to the effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025.

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 8, 2025.

3.	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 17, 2025, March 11, 2025, March 31, 2025, and May 8, 2025.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference, modifies, or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Monique Hayes, c/o Idaho Strategic Resources, Inc., at 201 N 3rd Street, Coeur d’Alene, Idaho 83814. Telephone number (208) 625-9001. These documents and further information about the Company may also be found on our website at https://idahostrategic.com.

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

S-10

Up to $15,000,000 of Shares

Common Stock

IDAHO STRATEGIC RESOURCES, INC.

_________________________________

PROSPECTUS

_________________________________

Roth Capital Partners

                             , 2025

S-11

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the offering of our securities being registered hereby. All amounts shown are estimates except the SEC registration fee. We will bear all of these expenses.

SEC Registration fee		$4,432*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Trustee and transfer agent fees	$	**
Printing expenses and miscellaneous expenses	$	**

Total	$	**

* Comprised of a registration fee of $5,359 for newly registered securities and a registration fee of $927 that was previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3, as amended (File No. 333-264647) and carried forward pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended.

** Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Officers and Directors

We are an Idaho corporation, and accordingly, we are subject to the corporate laws under the Idaho Code. Section 30-29-851 of the Idaho Business Corporation Act authorizes corporations to indemnify directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Board of Directors has resolved to indemnify our officers and directors to the full extent permitted by Section 30-29-851 of the Idaho Business Corporation Act, and Article X of our Amended and Restated Articles of Incorporation and Article VI of our Amended and Restated Bylaws authorize us to provide for indemnification of officers, directors, employees and agents to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Idaho Business Corporation Act and permits us to indemnify directors and officers against certain liabilities and expenses, to the extent permitted by the Idaho Business Corporation Act.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful acts, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

The registrant expects to enter into customary indemnification agreements with its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the registrant or on the registrant’s behalf.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees and which indemnification is sought, nor are we aware of any threatening litigation that may result in claims for indemnification.

II-1

Item 16. Exhibits

                EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Note*
4.2	Form of Warrant Agreement, including form of Warrant*
4.3	Form of Unit Agreement*
4.4	Form of Pledge Agreement*
4.5	Form of Rights Certificate*
4.6	Form of Indenture**
5.1	Opinion of Lyons O’Dowd, PLLC**
10.1

Sales Agreement, dated October 10, 2024, by and between the Company and Roth Capital Partners, LLC, incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on October 11, 2024.

23.1	Consent of Lyons O’Dowd, PLLC (included in Exhibit 5.1)**
23.2	Consent of Assure CPA, LLC**
23.3	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
23.4	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
23.5	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
24.1	Powers of Attorney (included on signature page).
96.1

Technical Report Summary for the Golden Chest Mine, Idaho, U.S.A. incorporated by reference from Exhibit 96.1 to the Company’s Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 31, 2025.

107	Filing Fee Table.

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith

II-2

Item 17. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

A. Paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (A)(1)(i), (A)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, as to a registration statement on Form S-3, Form SF-3, or Form F-3 or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes that, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, that registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Coeur d'Alene, state of Idaho, on the 19th day of May, 2025.

IDAHOSTRATEGIC RESOURCES, INC.
(Registrant)

By:	/s/ John Swallow
John Swallow
President & CEO

Each person whose signature appears below constitutes and appoints John Swallow as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Swallow	Chairman,	May 19, 2025
John Swallow	Chief Executive Officer (Principal Executive Officer) and Director
/s/ Grant Brackebusch	Chief Financial Officer	May 19, 2025
Grant Brackebusch	(Principal Financial Officer and Principal Accounting Officer), and Director
/s/ Kevin Shiell	Director	May 19, 2025
Kevin Shiell

/s/ Carolyn Turner	Director	May 19, 2025
Carolyn Turner

/s/ Rich Beaven	Director	May 19, 2025
Rich Beaven

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